BRE PROPERTIES, INC.
--------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
--------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

                                                         For the three months ended
                                                                  October 31
                                                         --------------------------
Computation:                                                 1995          1994
                                                             ----          ----
Shares outstanding at beginning of year                    10,962,065    10,916,483

Averaged for dates of grants or exercises:
  Exercisable, in-the-money, stock options                     15,168         8,736
  Restricted shares granted, less forfeitures                   2,100         6,750
  Exercise of stock options                                     4,500
                                                           ----------    ----------
Average shares outstanding                                 10,983,833    10,931,969
                                                           ----------    ----------
                                                           ----------    ----------

Net income before gain (loss) on sales of investments      $5,900,285    $5,457,158
                                                           ----------    ----------
                                                           ----------    ----------

Computation                                                     $ .54          $.50
                                                           ----------    ----------
                                                           ----------    ----------

Net gain (loss) on sales of investments                    $ (899,258)       --
                                                           ----------    ----------
                                                           ----------    ----------

Computation                                                     $(.08)       --
                                                           ----------    ----------
                                                           ----------    ----------

PRIMARY EARNINGS PER SHARE                                      $ .46          $.50
                                                           ----------    ----------
                                                           ----------    ----------

BRE PROPERTIES, INC.
--------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (Continued)
--------------------------------------------------------------------------------

                                                         For the three Months Ended
                                                                  October 31
                                                         --------------------------
FULLY DILUTED EARNINGS PER SHARE                             1995          1994
                                                             ----          ----
Shares outstanding at end of period                      10,970,865      10,925,493

Exercisable, in-the-money stock options                      15,168           8,736
                                                         ----------      ----------

            Total Shares                                 10,986,033      10,934,229
                                                         ----------      ----------
                                                         ----------      ----------

Income before gain on sales of investments               $5,900,285      $5,457,158
                                                         ----------      ----------
                                                         ----------      ----------

As computed                                                   $ .54            $.50
                                                         ----------      ----------
                                                         ----------      ----------

Net gain (loss) on sales of investments                  $ (899,258)          --
                                                         ----------      ----------
                                                         ----------      ----------

As computed                                                   $(.08)          --
                                                         ----------      ----------
                                                         ----------      ----------

Fully diluted earnings per share                              $ .46            $.50
                                                         ----------      ----------
                                                         ----------      ----------


                                       16